EXHIBIT (9)(c)

THIRD AMENDMENT OF THE

CUSTODY AGREEMENT

THIS THIRD AMENDMENT dated as of _18___ April, 2018, to the Custody Agreement dated as of August 31, 2015, as amended (the “Agreement”), is entered into by and between CARILLON SERIES TRUST, a Delaware Trust (“Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit B; and

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both all parties and authorized or approved by the Boards of Trnstees.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit B of the Agreement is hereby superseded and replaced with Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

CARILLON SERIES TRUST		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Susan Walzer	By:	/s/ Anita M. Zagrodnik
Name:	Susan Walzer	Name:	Anita M. Zagrodnik
Title:	PEO	Title:	Senior VP

Exhibit B

to the

Custody Agreement

Separate Trusts of the Carillon Mutual Funds and Series Thereof, if Any

Name of Trust

Carillon Series Trust

Carillon Capital Appreciation Fund

Carillon Growth & Income Fund

Carillon Clarivest Capital Appreciation Fund

Carillon Eagle Growth & Income Fund

Carillon Clarivest International Stock Fund

Carillon Eagle Mid Cap Growth Fund

Carillon Eagle Mid Cap Stock Fund

Carillon Eagle Small Cap Growth Fund

Carillon Eagle Smaller Company Fund

Carillon Cougar Tactical Allocation fund

Carillon Reams Core Bond Fund

Carillon Reams Core Plus Bond Fund

Carillon Scout International Fund

Carillon Scout Mid Cap Fund

Carillon Scout Small Cap Fund

Carillon Reams Unconstrained Bond Fund

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